The Shareholders and Board of Directors                              Exhibit 10
USAA Tax Exempt Fund Inc:

We consent to the use of our reports dated May 7, 1999, incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the prospectuses and "Independent Auditors" in the statement of additional information.

                                                              KPMG LLP

San Antonio, Texas
June 1, 1999